                                                                   EXHIBIT 10.14

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
WHEN RECORDED MAIL TO:
   Bank of Yorba Linda, a division of BYL Bank
   Group
   26137 La Paz Road
   Suite 102
   Mission Viejo, CA 92691
                                                                SPACE ABOVE THIS LINE IS FOR RECORDER'S USE ONLY
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                                 DEED OF TRUST

THIS DEED OF TRUST IS DATED DECEMBER 23, 1998, among Buy.Com Inc., a Delaware Corporation, whose address is 21 Brookline, Aliso Viejo, CA 92656 (referred to below as "Trustor"); Bank of Yorba Linda, a division of BYL Bank Group, whose address is 26137 La Paz Road, Suite 102, Mission Viejo, CA 92691 (referred to below sometimes as "Lender" and sometimes as "Beneficiary"); and Bank of Yorba Linda, a division of BYL Bank Group, whose address is 26137 La Paz Road, Suite 102, Mission Viejo, CA 92691 (referred to below as "Trustee").

CONVEYANCE AND GRANT. For valuable consideration, Trustor Irrevocably grants, transfers and assigns to Trustee in trust, with power of sale, for the benefit of Lender as Beneficiary, all of Trustor's right, title, and interest in and to the following described real property, together with all existing or subsequently erected or affixed buildings, improvements and fixtures; all easements, rights of way, and appurtenances; all water, water rights and ditch rights (including stock in utilities with ditch or irrigation rights); and all other rights, royalties, and profits relating to the real property, including without limitation all minerals, oil, gas, geothermal and similar matters, located in Orange County, State of California (the "Real Property"):

     SEE EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF

The Real Property or its address is commonly known as 21 Brookline, Aliso Viejo, CA 92656. The Assessor's Parcel Number for the Real Property is 623-132-05 and 623-123-06.

Trustor presently assigns to Lender (also known as Beneficiary in this Deed of Trust) all of Trustor's right, title, and interest in and to all present and future leases of the Property and all Rents from the Property. This is an absolute assignment of Rents made in connection with an obligation secured by real property pursuant to California Civil Code Section 2938. In addition, Trustor grants Lender a Uniform Commercial Code security interest in the Rents and the Personal Property defined below.

DEFINITIONS. The following words shall have the following meanings when used In this Deed of Trust. Terms not otherwise defined in this Deed of Trust shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

  Beneficiary. The word "Beneficiary" means Bank of Yorba Linda, a division of BYL Bank Group, its successors and assigns. Bank of Yorba Linda, a division of BYL Bank Group also is referred to as "Lender" in this Deed of Trust.

  Deed of Trust. The words "Deed of Trust" mean this Deed of Trust among Trustor, Lender, and Trustee and include without limitation all assignment and security interest provisions relating to the Personal Property and Rents.

  Guarantor. The word "Guarantor" means and includes without limitation any and all guarantors, sureties, and accommodation parties in connection with the Indebtedness.

  Improvements. The word "Improvements" means and includes without limitation all existing and future improvements, buildings, structures, mobile homes affixed on the Real Property, facilities, additions, replacements and other construction on the Real Property.

  Indebtedness. The word "Indebtedness" means all principal and interest payable under the Note and any amounts expended or advanced by Lender to discharge obligations of Trustor or expenses incurred by Trustee or Lender to enforce obligations of Trustor under this Deed of Trust, together with interest on such amounts as provided in this Deed of Trust.

  Lender. The word "Lender" means Bank of Yorba Linda, a division of BYL Bank Group, its successors and assigns.

  Note. The word "Note" means the Note dated December 23,1998, in the principal amount of $1,155,500.00 from Trustor to Lender, together with all renewals, extensions, modifications, refinancings, and substitutions for the Note. NOTICE TO TRUSTOR: THE NOTE CONTAINS A VARIABLE INTEREST RATE.

  Personal Property. The words "Personal Property" mean all equipment, fixtures, and other articles of personal property now or hereafter owned by Trustor, and now or hereafter attached or affixed to the Real Property; together with all accessions, parts, and additions to, all replacements of, and all substitutions for, any of such property; and together with all proceeds (including without limitation all insurance proceeds and refunds of premiums) from any sale or other disposition of the Property.

  Property. The word "Property" means collectively the Real Property and the Personal Property.

  Real Property. The words "Real Property" mean the property, interests and rights described above in the "Conveyance and Grant" section.

  Related Documents. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

  Rents. The word "Rents" means all present and future leases, rents, revenues, income, issues, royalties, profits, and other benefits derived from the Property together with the cash proceeds of the Rents.

  Trustee. The word "Trustee" means Bank of Yorba Linda, a division of BYL Bank Group and any substitute or successor trustees.

  Trustor. The word "Trustor" means any and all persons and entities executing this Deed of Trust, including without limitation all Trustors named above.

THIS DEED OF TRUST, INCLUDING THE ASSIGNMENT OF RENTS AND THE SECURITY INTEREST IN THE RENTS AND PERSONAL PROPERTY, IS GIVEN TO SECURE (1) PAYMENT OF THE INDEBTEDNESS AND (2) PERFORMANCE OF ANY AND ALL OBLIGATIONS OF TRUSTOR UNDER THE NOTE, THE RELATED DOCUMENTS, AND THIS DEED OF TRUST. THIS DEED OF TRUST IS GIVEN AND ACCEPTED ON THE FOLLOWING TERMS:

PAYMENT AND PERFORMANCE. Except as otherwise provided in this Deed of Trust, Trustor shall pay to Lender all amounts secured by this Deed of Trust as they become due, and shall strictly and in a timely manner perform all of Trustor's obligations under the Note, this Deed of Trust, and the Related Documents.

POSSESSION AND MAINTENANCE OF THE PROPERTY. Trustor agrees that Trustor's possession and use of the Property shall be governed by the following provisions:

  Possession and Use. Until the occurrence of an Event of Default, or until Lender exercises its right to collect Rents as provided for in the Assignment of Rents form executed by Grantor in connection with the Property, Trustor may
  (a) remain in possession and control of the Property, (b) use, operate or manage the Property, and (c) collect any Rents from the Property.

  Duty to Maintain. Trustor shall maintain the Property in tenantable condition and promptly perform all repairs, replacements, and maintenance necessary to preserve its value.

  Hazardous Substances. The terms "hazardous waste," "hazardous substance," "disposal," "release," and "threatened release," as used in this Deed of Trust, shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA'), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant to any of the foregoing. The terms "hazardous waste" and "hazardous substance" shall also include, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos. Trustor represents and warrants to Lender that: (a) During the period of Trustor's ownership of the Property, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance by any person on, under, about or from the Property; (b) Trustor has no knowledge of, or reason to believe that there has been, except as previously disclosed to and acknowledged by Lender in writing,
  (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance on, under, about or from the Property by any prior owners or occupants of the Property or (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters; and (c) except as previously disclosed to and acknowledged by Lender in writing, (i) neither Trustor nor any tenant, contractor, agent or other authorized user of the Property shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, about or from the Property and (ii) any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations and ordinances, including without limitation those laws, regulations, and ordinances described above. Trustor authorizes Lender and its agents to enter upon the Property to make such inspections and tests, at Trustor's expense, as Lender may deem appropriate to determine compliance of the Property with this section of the Deed of Trust. Any inspections or tests made by Lender shall be for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Trustor or to any other person. The representations and warranties contained herein are based on Trustor's due diligence in investigating the Property for hazardous waste and hazardous substances. Trustor hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Trustor becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Deed of Trust or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the properties. The provisions of this section of the Deed of Trust, including the obligation to indemnify, shall survive the payment of the Indebtedness and the satisfaction and reconveyance of the lien of this Deed of Trust and shall not be affected by Lender's acquisition of any interest in the Property, whether by foreclosure or otherwise.

  Nuisance, Waste. Trustor shall not cause, conduct or permit any nuisance nor commit, permit, or suffer any stripping of or waste on or to the Property or any portion of the Property. Without limiting the generality of the foregoing, Trustor will not remove, or grant to any other party the right to remove, any timber, minerals (including oil and gas), soil, gravel or rock products without the prior written consent of Lender.

  Removal of Improvements. Trustor shall not demolish or remove any Improvements from the Real Property without the prior written consent of Lender. As a condition to the removal of any Improvements, Lender may require Trustor to make arrangements satisfactory to Lender to replace such Improvements with Improvements of at least equal value.

  Lender's Right to Enter. Lender and its agents and representatives may enter upon the Real Property at all reasonable times to attend to Lender's interests and to inspect the Property for purposes of Trustor's compliance with the terms and conditions of this Deed of Trust.

  Compliance with Governmental Requirements. Trustor shall promptly comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the, use, or occupancy of the Property, including without limitation, the Americans With Disabilities Act. Trustor may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Trustor has notified Lender in writing prior to doing so and so long as, in Lender's sole opinion, Lender's interests in the Property are not jeopardized. Lender may require Trustor to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender's interest.

  Duty to Protect. Trustor agrees neither to abandon nor leave unattended the Property. Trustor shall do all other acts, in addition to those acts set forth above in this section, which from the character and use of the Property are reasonably necessary to protect and preserve the Property.

DUE ON SALE - CONSENT BY LENDER. Lender may, at its option, declare immediately due and payable all sums secure by this Deed of Trust upon the sale or transfer, without the Lender's prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A "sale or transfer" means the conveyance of Real Property or any right, title or interest therein; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of Real Property interest. If any Trustor is a corporation, partnership or limited liability company, transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of Trustor. However, this option shall not be exercised by Lender if such exercise is prohibited by applicable law.

TAXES AND LIENS. The following provisions relating to the taxes and liens on the Property are a part of this Deed of Trust.

  Payment. Trustor shall pay when due (and in all events at least ten (10) days prior to delinquency) all taxes, special taxes, assessments, charges (including water and sewer), fines and impositions levied against or on account of the Property, and shall pay when due all claims for work done on or for services rendered or material furnished to the Property. Trustor shall maintain the Property free of all liens having priority over or equal to the interest of Lender under this Deed of Trust, except for the lien of taxes and assessments not due and except as otherwise provided in this Deed of Trust.

  Right To Contest. Trustor may withhold payment of any tax, assessment, or claim in connection with a good faith dispute over the obligation to pay, so long as Lender's interest in the Property is not jeopardized. If a lien arises or is filed as a result of nonpayment, Trustor shall within fifteen
  (15) days after the lien arises or, if a lien is filed, within fifteen (15) days after Trustor has notice of the filing, secure the discharge of the lien, or if requested by Lender, deposit with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender in an amount sufficient to discharge the lien plus any costs and attorneys' fees or other charges that could accrue as a result of a foreclosure or sale under the lien. In any contest, Trustor shall defend itself and Lender and shall satisfy any adverse judgment before enforcement against the Property. Trustor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

  Evidence of Payment. Trustor shall upon demand furnish to Lender satisfactory evidence of payment of the taxes or assessments and shall authorize the appropriate governmental official to deliver to Lender at any time a written statement of the taxes and assessments against the Property.

  Notice of Construction. Trustor shall notify Lender at least fifteen (15) days before any work is commenced, any services are furnished, or any materials are supplied to the Property, if any mechanic's lien, materialmen's lien, or other lien could be asserted on account of the work, services, or materials. Trustor will upon request of Lender furnish to Lender advance assurances satisfactory to Lender that Trustor can and will pay the cost of such improvements.

PROPERTY DAMAGE INSURANCE. The following provisions relating to insuring the Property are a part of this Deed of Trust.

  Maintenance of Insurance. Trustor shall procure and maintain policies of fire insurance with standard extended coverage endorsements on a replacement basis for the full insurable value covering all Improvements on the Real Property in an amount sufficient to avoid application of any coinsurance clause, and with a standard mortgagee clause In favor of Lender. Trustor shall also procure and maintain comprehensive general liability insurance in such coverage amounts as Lender may request with Trustee and Lender being named as additional insureds in such liability insurance policies. Additionally, Trustor shall maintain such other insurance, including but not limited to hazard, business interruption, and boiler insurance, as Lender may reasonably require. Notwithstanding the foregoing, in no event shall Trustor be required to provide hazard insurance in excess of the replacement value of the improvements on the Real Property. Policies shall be written in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Trustor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be canceled or diminished without at least ten (10) days' prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Trustor or any other person. Should the Real Property at any time become located in an area designated by the Director of the Federal Emergency Management Agency as a special flood hazard area, Trustor agrees to obtain and maintain Federal Flood Insurance for the full unpaid principal balance of the loan, up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Lender, and to maintain such insurance for the term of the loan.

  Application of Proceeds. Trustor shall promptly notify Lender of any loss or damage to the Property. Lender may make proof of loss if Trustor fails to do so within fifteen (15) days of the casualty. If in Lender's sole judgment Lender's security interest in the Property has been impaired, Lender may, at its election, receive and retain the proceeds of any insurance and apply the proceeds to the reduction of the Indebtedness, payment of any lien affecting the Property, or the restoration and repair of the Property. If the proceeds are to be applied to restoration and repair, Trustor shall repair or replace the damaged or destroyed Improvements in a manner satisfactory to Lender. Lender shall, upon satisfactory proof of such expenditure, pay or reimburse Trustor from the proceeds for the reasonable cost of repair or restoration if Trustor is not in default under this Deed of Trust. Any proceeds which have not been disbursed within 180 days after their receipt and which Lender has not committed to the repair or restoration of the Property shall be used first to pay any amount owing to Lender under this Deed of Trust, then to pay accrued interest, and the remainder, if any, shall be applied to the principal balance of the Indebtedness. If Lender holds any proceeds after payment in full of the Indebtedness, such proceeds shall be paid to Trustor as Trustor's interests may appear.

  Unexpired Insurance at Sale. Any unexpired insurance shall inure to the benefit of, and pass to, the purchaser of the Property covered by this Deed of Trust at any trustee's sale or other sale held under the provisions of this Deed of Trust, or at any foreclosure sale of such Property.

  Trustor's Report on Insurance. Upon request of Lender, however not more than once a year, Trustor shall furnish to Lender a report on each existing policy of insurance showing: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the property insured, the then current replacement value of such property, and the manner of determining that value; and (e) the expiration date of the policy. Trustor shall, upon request of Lender, have an independent appraiser satisfactory to Lender determine the cash value replacement cost of the Property.

EXPENDITURES BY LENDER. If Trustor fails to comply with any provision of this Deed of Trust, or if any action or proceeding is commenced that would materially affect Lender's interests in the Property, Lender on Trustor's behalf may, but shall not be required to, take any action that Lender furtherance of this right, Lender may require any tenant or other user of the Property to make payments of rent or use fee's directly to Lender. If the Rents are collected by Lender, then Trustor irrevocably designates Lender as Trustor's attorney-in-fact to endorse Instruments received in payment thereof in the name of Trustor and to negotiate the same and collect the proceeds. Payments by tenants or other users to Lender in response to Lender's demand shall satisfy the obligations for which the payments are made, whether or not any proper grounds for the demand existed. Lender may exercise its rights under this subparagraph either in person, by agent, or through a receiver.

  Appoint Receiver. Lender shall have the right to have a receiver appointed to take possession of all or any part of the property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale, and to collect the Rents from the Property and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. The receiver may serve without bond if permitted by law. Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Property exceeds the Indebtedness by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver.

  Tenancy at Sufferance. If Trustor remains in possession of the Property after the Property is sold as provided above or Lender otherwise becomes entitled to possession of the Property upon default of Trustor, Trustor shall become a tenant at sufferance of Lender or the purchaser of the Property and shall, at Lender's option, either (a) pay a reasonable rental for the use of the Property, or (b) vacate the Property immediately upon the demand of Lender.

  Other Remedies. Trustee or Lender shall have any other right or remedy provided in this Deed of Trust or the Note or by law.

  Notice of Sale. Lender shall give Trustor reasonable notice of the time and place of any public sale of the Personal Property or of the time after which any private sale or other intended disposition of the Personal Property is to be made. Reasonable notice shall mean notice given at least five (5) days before the time of the sale or disposition. Any sale of Personal Property may be made in conjunction with any sale of the Real Property.

  Sale of the Property. To the extent permitted by applicable law, Trustor hereby waives any and all rights to have the Property marshalled. In exercising its rights and remedies, the Trustee or Lender shall be free to sell all or any part of the Property together or separately, in one sale or by separate sales. Lender shall be entitled to bid at any public sale on all or any portion of the Property.

  Waiver; Election of Remedies. A waiver by any party of a breach of a provision of this Deed of Trust shall not constitute a waiver of or prejudice the party's rights otherwise to demand strict compliance with that provision or any other provision. Election by Lender to pursue any remedy provided in this Deed of Trust, the Note, in any Related Document, or provided by law shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Trustor under this Deed of Trust after failure of Trustor to perform shall not affect Lender's right to declare a default and to exercise any of its remedies.

  Attorneys' Fees; Expenses. If Lender institutes any suit or action to enforce any of the terms of this Deed of Trust, Lender shall be entitled to recover such sum as the court may adjudge reasonable as attorneys' fees at trial and on any appeal. Whether or not any court action is involved, all reasonable expenses incurred by Lender which in Lender's opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest at the Note rate from the date of expenditure until repaid. Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lender's attorneys' fees whether or not there is a lawsuit, including attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors' reports, appraisal fees, title insurance, and fees for the Trustee, to the extent permitted by applicable law. Trustor also will pay any court costs, in addition to all other sums provided by law.

  Rights of Trustee. Trustee shall have all of the rights and duties of Lender as set forth in this section.

POWERS AND OBLIGATIONS OF TRUSTEE. The following provisions relating to the powers and obligations of Trustee are part of this Deed of Trust.

  Powers of Trustee. In addition to all powers of Trustee arising as a matter of law, Trustee shall have the power to take the following actions with respect to the Property upon the written request of Lender and Trustor: (a) join in preparing and filing a map or plat of the Real Property, including the dedication of streets or other rights to the public; (b) join in granting any easement or creating any restriction on the Real Property; and (c) join in any subordination or other agreement affecting this Deed of Trust or the interest of Lender under this Deed of Trust.

  Obligations to Notify. Trustee shall not be obligated to notify any other party of a pending sale under any other trust deed or lien, or of any action or proceeding in which Trustor, Lender, or Trustee shall be a party, unless the action or proceeding is brought by Trustee.

  Trustee. Trustee shall meet all qualifications required for Trustee under applicable law. In addition to the rights and remedies set forth above, with respect to all or any part of the Property, the Trustee shall have the right to foreclose by notice and sale, and Lender shall have the right to foreclose by judicial foreclosure, in either case in accordance with and to the full extent provided by applicable law.

  Successor Trustee. Lender, at Lender's option, may from time to time appoint a successor Trustee to any Trustee appointed hereunder by an instrument executed and acknowledged by Lender and recorded in the office of the recorder of Orange County, California. The instrument shall contain, in addition to all other matters required by state law, the names of the original Lender, Trustee, and Trustor, the book and page where this Deed of Trust is recorded, and the name and address of the successor trustee, and the instrument shall be executed and acknowledged by Lender or its successors in interest. The successor trustee, without conveyance of the Property, shall succeed to all the title, power, and duties conferred upon the Trustee in this Deed of Trust and by applicable law. This procedure for substitution of trustee shall govern to the exclusion of all other provisions for substitution.

NOTICES TO TRUSTOR AND OTHER PARTIES. Any notice under this Deed of Trust shall be in writing, may be sent by telefacsimile (unless otherwise required by law), and shall be effective when actually delivered, or when deposited with a nationally recognized overnight courier, or, if mailed, shall be deemed effective when deposited in the United States mail first class, certified or registered mail, postage prepaid, directed to the addresses shown near the beginning of this Deed of Trust. Any party may change its address for notices under this Deed of Trust by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. All copies of notices of foreclosure from the holder of any lien which has priority over this Deed of Trust shall be sent to Lender's address, as shown near the beginning of this Deed of Trust. For notice purposes, Trustor agrees to keep Lender and Trustee informed at all times of Trustor's current address. Each Trustor requests that copies of any notices of default and sale be directed to Trustor's address shown near the beginning of this Deed of Trust.

STATEMENT OF OBLIGATION. Lender may collect a fee, in an amount not to exceed the statutory maximum, for furnishing the statement of obligation as provided by
Section 2943 of the Civil Code of California.

ADDITIONAL PROVISIONS REGARDING SBA LOAN. SEE EXHIBIT "B" ATTACHED HERETO AND MADE A PART HEREOF.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Deed of Trust:

  Amendments. This Dead of Trust, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth In this Deed of Trust. No alteration of or amendment to this Deed of Trust shall be effective unless given In writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

  Annual Reports. If the Property is used for purposes other than Trustors residence, Trustor shall furnish to Lender, upon request, a certified statement of net operating Income received from the Property during Trustor's previous fiscal year In such form and detail as Lender shall require. "Net operating Income" shall mean all cash receipts from the Property less all cash expenditures made In connection with the operation of the Property.

  Acceptance by Trustee. Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.

  Applicable Law. This Deed of Trust has been delivered to Lender and accepted by Lender In the State of California. This Deed of Trust shall be governed by and construed In accordance with the laws of the State of California.

  Caption Headings. Caption headings in this Deed of Trust are for convenience purposes only and are not to be used to interpret or define the provisions of this Deed of Trust.

  Merger. There shall be no merger of the interest or estate created by this Deed of Trust with any other Interest or estate in the Property at any time held by or for the benefit of Lender in any capacity, without the written consent of Lender.

  Multiple Parties; Corporate Authority. All obligations of Trustor under this Deed of Trust shall be joint and several, and all references to Trustor shall mean each and every Trustor. This means that each of the persons signing below Is responsible for all obligations in this Deed of Trust.

  Severablilty. If a court of competent jurisdiction finds any provision of this Deed of Trust to be Invalid or unenforceable as to any person or circumstance, such finding shall not render that provision Invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Deed of Trust in all other respects shall remain valid and enforceable.

  Successors and Assigns. Subject to the limitations stated in this Deed of Trust on transfer of Trustor's interest, this Deed of Trust shall be binding upon and inure to the benefit of the parties, their successors and assigns.
  If ownership of the Property becomes vested in a person other than Trustor, Lender, without notice to Trustor, may deal with Trustor's successors with reference to this Deed of Trust and the Indebtedness by way of forbearance or extension without releasing Trustor from the obligations of this Deed of Trust or liability under the Indebtedness.

  Time Is of the Essence. Time is of the essence in the performance of this Deed of Trust.

  Waivers and Consents. Lender shall not be deemed to have waived any rights under this Deed of Trust (or under the Related Documents) unless such waiver is in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by any party of a provision of this Deed of Trust shall not constitute a waiver of or prejudice the party's right otherwise to demand strict compliance with that provision or any other provision. No prior waiver by Lender, nor any course of dealing between Lender and Trustor, shall constitute a waiver of any of Lender's rights or any of Trustor's obligations as to any future transactions. Whenever consent by Lender is required in this Deed of Trust, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required.

EACH TRUSTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS DEED OF TRUST, AND EACH TRUSTOR AGREES TO ITS TERMS, INCLUDING THE VARIABLE RATE PROVISIONS OF THE NOTE SECURED BY THIS DEED OF TRUST.

TRUSTOR:

Buy.Com Inc.


By:______________________________              By:______________________________
 Scott A . Blum, President                      Murray Williams, Secretary

                         CERTIFICATE OF ACKNOWLEDGMENT

STATE OF                 )

                         )SS

COUNTY OF                )



On __________________ before me, ___________ personally appeared Scott A. Blum and Murray Williams, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within Instrument and acknowledged to me that he/she/they executed the same In his/her/their authorized signature(s) on the Instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the Instrument.

WITNESS my hand and official seal.



Signature ___________________________________________             (Seal)


-------------------------------------------------------------------------------
                                (DO NOT RECORD)
                         REQUEST FOR FULL RECONVEYANCE
           (To be used only when obligations have been paid in full)

To:_______________________ Trustee

The undersigned Is the legal owner and holder of all Indebtedness secured by this Deed of Trust. All sums secured by this Deed of Trust have been fully paid and satisfied. You are hereby directed, upon payment to you of any sums owing to you under the terms of this Deed of Trust or pursuant to any applicable statute, to cancel the Note secured by this Deed of Trust (which is delivered to you together with this Deed of Trust), and to reconvey, without warranty, to the parties designated by the terms of this Deed of Trust, the estate now held by you under this Deed of Trust. Please mail the reconveyance and Related Documents to:

_____________________________________________________

Date:____________________________________      Beneficiary:_____________________
                                                    By:_________________________

                                                    Its:________________________

                                   EXHIBIT A



ALL THAT CERTAIN LAND SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF ORANGE, AND IS DESCRIBED AS FOLLOWS:


PARCEL 5 OF PARCEL MAP NO. 93-134 AS SHOWN ON A MAP FILED IN BOOK 300 PAGES 11 TO 13 OF PARCEL MAPS, RECORDS OF ORANGE COUNTY, CALIFORNIA.


EXCEPTING THEREFROM, ONE HUNDRED PERCENT (100%) OF ALL RIGHTS TO OIL, GAS AND OTHER HYDROCARBON AND MINERAL SUBSTANCES LYING UNDER OR THAT MAY BE PRODUCED FROM THE ABOVE DESCRIBED LAND, TOGETHER WITH ONE HUNDRED PERCENT (100%) OF ALL RIGHTS TO THE PROCEEDS THEREFROM AND ONE HUNDRED PERCENT (100%) OF ALL RENTS, BONUSES AND PROFITS ACCRUING THEREFROM; WITHOUT HOWEVER, ANY RIGHTS INCLUDING RIGHTS OF ENTRY IN OR WITH RESPECT TO ANY PORTION OF THE SURFACE OR SUBSURFACE TO A VERTICAL DEPTH OF 500 FEET FROM THE SURFACE AS THE SAME MAY FROM TIME TO TIME EXIST, AS RESERVED BY DEEPS FROM LLOYDS BANK CALIFORNIA, FORMERLY FIRST WESTERN BANK AND TRUST COMPANY, A CORPORATION, SUCCESSOR TO FIRST NATIONAL BANK IN SANTA ANA, A CORPORATION, AND IVAR O. HANSON AND LOUISE M. HANSON, WHO ACQUIRED TITLE AS LOUISE M. WINEMAN, HUSBAND AND WIFE, RECORDED SEPTEMBER 30, 1976 IN BOOK 11908, PAGE 527 AND OTHERS, OF OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM ALL PREVIOUSLY UNRESERVED MINERALS, OIL, GAS, PETROLEUM, OTHER HYDROCARBON SUBSTANCES AND ALL UNDERGROUND WATER IN OR UNDER WHICH MAY BE PRODUCED FROM SAID PROPERTY WHICH UNDERLIES A PLANE PARALLEL TO AND FIVE HUNDRED FEET (500') BELOW THE PRESENT SURFACE OF SAID PROPERTY FOR THE PURPOSE OF PROSPECTING FOR, THE EXPLORATION, DEVELOPMENT, PRODUCTIONS, EXTRACTION AND TAKING OF SAID MINERALS, OIL, GAS, PETROLEUM, OTHER HYDROCARBON SUBSTANCES AND WATER FROM SAID PROPERTY BUT WITHOUT THE RIGHT TO ENTER UPON THE SURFACE OR ANY PORTION THEREOF ABOVE SAID PLAN PARALLEL TO AND FIVE HUNDRED (500') BELOW THE PRESENT SURFACE OF THE SAID PROPERTY FOR ANY PURPOSE WHATSOEVER AS RESERVED BY MISSION VIEJO COMPANY, A CALIFORNIA CORPORATION, IN A DEED RECORDED FEBRUARY 25, 1997 AS INSTRUMENT NO. 19970084551 OF OFFICIAL RECORDS OF ORANGE COUNTY, CALIFORNIA.

EXCEPTING THEREFROM ALL WATER RIGHTS, CLAIMS OR TITLE TO WATER, WHETHER OR NOT SHOWN BY THE PUBLIC RECORDS.

                                  EXHIBIT "B"



The Loan secured by this lien was made under a United States Small Business Administration (SBA) nationwide program which uses tax dollars to assist small business owners. If the United States is seeking to enforce this document, then under SBA regulations:

a) When SBA is the holder of the Note, this document and all documents evidencing or securing this Loan will be construed in accordance with federal law.

b) Lender or SBA may use local or state procedures for purposes such as filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using these procedures, SBA does not waive any federal immunity from local or state control, penalty, tax or liability. No Borrower or Guarantor may claim or assert against SBA any local or state law to deny any obligation of Borrower, or defeat any claim of SBA with respect to this Loan.

Any clause in this document requiring arbitration is not enforceable when SBA is the holder of the Note secured by this instrument.



Buy.Com Inc.


By:____________________________________________
     Scott A. Blum, President


By:____________________________________________
     Murray Williams, Secretary


Date:  December 23, 1998